Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use of our Independent Auditors’ Report dated March 29, 2022, except for note 8, which is dated November 1, 2022, with respect to the financial statements of Island Gardens Deep Harbour, LLC, included in this Form 8-K/A of MarineMax, Inc. and incorporated herein by reference.

/s/ SuggsJohnson, LLC

Anderson, South Carolina

November 4, 2022